ASTRALIS LTD.
                             SUBSCRIPTION AGREEMENT

      SUBSCRIPTION AGREEMENT made as of this 31st day of March, 2006 between Astralis Ltd., a Delaware corporation with its principal offices at 75 Passaic Avenue, Fairfield, New Jersey 07004 (the "Company") and the undersigned (the "Subscriber").

            WHEREAS, the Company desires to issue (a) unsecured Convertible Promissory Notes (the "Notes") in a private placement, convertible into shares of Common Stock, $0.0001 par value per share (the "Common Stock") or other securities of the Company on the terms and conditions set forth therein and (b) warrants to purchase 2,777,778 shares of Common Stock (the "Warrants");

            WHEREAS, the Subscriber desires to acquire Notes and Warrants in the principal amount as set forth on the signature page hereof;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      I. SUBSCRIPTION FOR NOTES AND WARRANTS AND REPRESENTATIONS BY AND
                            COVENANTS OF SUBSCRIBER

            1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such principal amount of Notes and Warrants as is set forth upon the signature page hereof, and the Company agrees to sell such Notes and Warrants to the Subscriber subject to the Company's right to sell to the Subscriber such lesser amount of Notes and Warrants as it may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check or wire transfer directly to the Company, contemporaneously with the execution and delivery of this Subscription Agreement. Executed, definitive Notes and Warrants will be delivered by the Company within ten (10) days following the consummation of this offering as set forth in Article III hereof.

            1.2 THE SUBSCRIBER UNDERSTANDS, AND ACKNOWLEDGES THAT HE IS AWARE OF THE FOLLOWING: (i) THE COMPANY HAS ALMOST NO FUNDS TO CONTINUE OPERATIONS AND WILL BE DEPENDENT UPON THE SUBSCRIBER LOANS TO MAINTAIN ITS OPERATIONS; (ii) EVEN IF THE COMPANY SELLS A SUBSTANTIAL AMOUNT OF NOTES AND WARRANTS, IT WILL ONLY BE ABLE TO MAINTAIN ITS OPERATIONS FOR A LIMITED TIME FOLLOWING WHICH IT WILL NEED TO IDENTIFY ALTERNATIVE SOURCES OF CAPITAL; (iii) FOLLOWING THE FAILURE OF PHASE II CLINICAL TRIALS DURING 2005, THE COMPANY REDUCED ITS OPERATIONS TO CONSERVE CAPITAL AND IS CAPABLE OF LIMITED DEVELOPMENT ACTIVITIES; AND (iv) DURING THE LAST THREE MONTHS THE CHIEF EXECUTIVE OFFICER AND PRESIDENT AND ONE MEMBER OF THE BOARD OF DIRECTORS RESIGNED FROM THE COMPANY. THE CURRENT CHIEF FINANCIAL OFFICER IS ACTING AS INTERIM PRESIDENT. PLEASE REFER TO SCHEDULE A ATTACHED HERETO FOR ADDITIONAL RISK FACTORS.

            1.3 The Subscriber recognizes that the purchase of Notes and Warrants involves a high degree of risk in that (i) the Company has incurred substantial losses, has never earned profits and have continuing losses; (ii) the Company has had a history of cash flow shortfalls and has been and will continue to be dependent upon loans and investments from affiliates and others to continue its operations; (iii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company, the Notes and the Warrants;
(iv) he may not be able to liquidate his investment; (v) transferability of the Notes and Warrants or the securities into which the Notes and the Warrants may be converted is extremely limited; and (vi) an investor could sustain the loss of his entire investment, as well as other risk factors as more fully set forth and in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004, its quarterly report on Form 10-QSB for the three months ended September 30, 2005 (collectively referred to as the "Security Filings").

            1.4 The Subscriber represents that he is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), by virtue of qualifying under one of the criteria checked off on the signature page hereto, and that he is able to bear the economic risk of an investment in the Notes and Warrants.

            1.5 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective investors in the Notes and Warrants and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

            1.6 The Subscriber acknowledges receipt and careful review of this Subscription Agreement and the attached copies of the Company's Securities Filings attached hereto (the "Offering Documents") and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that such information and documents have, in his opinion, afforded the Subscriber with all of the same information that would be provided him in a registration statement filed under the Act; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.


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

            1.7 The Subscriber acknowledges that this offering of Notes and Warrants may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Notes and Warrants.

            1.8 The Subscriber acknowledges that this offering of Notes and Warrants has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Notes and Warrants and the securities into which the Notes and Warrants may be converted are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

            1.9 The Subscriber understands that the Notes and Warrants have not been registered under Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

            1.10 The Subscriber understands that there is no public market for the Notes and Warrants. The Subscriber understands that if the Notes and Warrants are converted into Common Stock, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Notes and Warrants or the securities issuable upon conversion of the Notes and Warrants, under the Act. The Subscriber consents that the Company may, if it desires, permit the transfer of the Notes and Warrants or the securities issuable upon conversion of the Notes and Warrants,


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

out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein including the representation by the Subscriber as to his status as an Accredited Investor, or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

            1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Notes and Warrants or the securities issuable upon conversion of the Notes and Warrants, stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

            1.12 The Subscriber understands that the Company will review this Subscription Agreement; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

            1.13 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

            1.14 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

      II. REPRESENTATIONS BY THE COMPANY

            The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

            2.1 The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

            2.2 The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Notes and Warrants will have been duly taken and approved.


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

            2.3 The Notes and Warrants have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with their respective terms.

            2.4 The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

            2.5 The execution and delivery of this Subscription Agreement, the issuance of the Notes and Warrants, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, will not result in a violation of, or constitute a default under, the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

      III. TERMS OF SUBSCRIPTION

            3.1 The Company will accept subscriptions as they are received without regard to any minimum amount or maximum amount.

      IV. REDEMPTION

            4.1 At any time after the date hereof, the Company may at its option redeem all or a portion of the outstanding Notes at a price equal to (i) the "Interest Amount", determined pursuant to this Article IV, of the principal amount of the Notes to be prepaid, plus (ii) the principal amount of Notes to be prepaid.

            4.2 The Interest Amount shall be equal to: (i) if such prepayment occurs on or prior to the first anniversary of the date hereof, six percent (6%) of the principal amount thereof; (ii) if such prepayment occurs after the first anniversary of the date hereof and prior to the second anniversary of the date hereof, twelve percent (12%) of the aggregate principal amount thereof; and
(iii) if such prepayment occurs after the second anniversary of the date hereof, eighteen percent (18%) of the aggregate principal price thereof.

            4.3 The right of the Company to prepay the Notes pursuant to this
Article IV shall be conditioned upon the Company giving written notice of prepayment to the Holders at least forty-five (45) days prior to the date upon which the prepayment is to be made specifying (i) the aggregate principal amount and the registered holder of each Note to be prepaid, (ii) the date of such


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

prepayment, (iii) the accrued and unpaid interest (to and including the date upon which the prepayment is to be made), (iv) that the prepayment is being made pursuant to this Article IV and (v) the prepayment amount applicable to each Note to be prepaid. Notice of prepayment having been so given, the aggregate principal amount of Notes as so specified in such notice, together with any applicable premiums set forth in this Article IV, shall become due and payable on the specified prepayment date in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

      V. REGISTRATION RIGHTS

            5.1 For a period ending four years from the date hereof, the Subscriber of the Notes, the Warrants, and the shares of Common Stock into or for which the Note and Warrants are directly or indirectly convertible shall have the right to cause the Company to register the shares of Common Stock issuable upon conversion or exercise of the Notes or Warrants (the "Registrable Securities") under the Act, as amended, at the Company's expense (exclusive of underwriting discounts and commissions and fees of counsel to such Subscribers), subject to certain restrictions.

            5.2 During the same period set forth above, the Subscribers of Registrable Securities shall have the right, to participate on a "piggyback basis" in a registration by the Company under the Act, subject to certain restrictions, including underwriter hold-backs.

      VI. MISCELLANEOUS

            6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 75 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Michael Garone, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

            6.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

            6.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.


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

            6.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New Jersey.

            6.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Notes and Warrants as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

            6.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

            6.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            6.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.


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

            IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

______________________________              ____________________________________
Signature of Subscriber(s)

______________________________              ____________________________________
Name of Subscriber(s)
  [please print]

______________________________              ____________________________________
Address of Subscriber(s)

______________________________              ____________________________________
Social Security or Taxpayer
Identification Number of Subscriber(s)

______________________________
Number of Notes Subscribed For

Subscription Accepted:

ASTRALIS LTD.

By:______________________________

Date:____________________________

By executing this Subscription Agreement, I represent that I am an Accredited Investor as such term is defined by Rule 502 under the Securities Act of 1933 because I satisfy one or more of the following criteria:

      The following investors are Accredited Investors (please circle each category applicable):

            (A) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

            (B) a natural person who had an individual income in excess $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;


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

            (C) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
      Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors (as listed in categories
      (A)-(G));

            (D) a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

            (E) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Shares;

            (F) a trust, with total assets in excess of $5,000,000 not formed for the specific purposes of acquiring the Shares whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares; or

            (G) an entity in which all of the equity owners are Accredited Investors (as listed in categories (A)-(F))


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

                                   Schedule A

                                  RISK FACTORS

      We will need to obtain additional funds immediately to support our future operation expenses. Our auditors have expressed uncertainty regarding our ability to continue as a going concern.

      Based on our current plans, we believe that we have sufficient funds to meet our operating expenses and capital requirements through approximately December 2005. We will need to raise additional funds immediately to continue our operations following that period. Furthermore, substantial additional funds will be needed in order to fund our continued efforts to obtain FDA approval of Psoraxine(R), especially given the failure of our Phase II study to meet its primary endpoint. No assurance can be given that we will be able to obtain financing, or successfully sell assets or stock, or, even if such transactions are possible, that they will be on terms reasonable to us or that they will enable us to satisfy our cash requirements. In addition, raising additional funds by selling additional shares of our capital stock will dilute the ownership interest of our stockholders. If we do not obtain additional funds immediately we will have to cease operations. We are actively seeking sources of financing. We are considering and will implement further dramatic cost reduction measures to extend the availability of our capital. If we are able to identify funds immediately, but not additional funds thereafter, we will likely be required to eliminate programs, delay development of our products, alter our business plans, or in the extreme situation, cease operations.

      As a result of our losses and the matters described in the preceding paragraph, the Independent Auditors' Report on our financial statements includes a paragraph indicating doubt about our ability to continue as a going concern. The financial statements that accompany this report do not include any adjustments that might be necessary if we are unable to continue as a going concern.

      We have no sales; we will not have sales in the foreseeable future; we are in an early stage of development and we may never sell products or become profitable.

      We commenced our current operations in 2001 and such operations remain in an early stage of development. We have no products approved for sale and therefore, no means to generate revenue. We have not commercialized any products, had no revenues and had incurred a cumulative net loss of $52,856,552as of September 30, 2005 which has increased to date. The cumulative net loss through September 30, 2005 includes non-cash preferred stock dividends of $22,218,750. We expect that substantial losses will continue for the foreseeable future. In order to obtain revenue from the sales of our product candidate, Psoraxine(R), we must successfully develop, test, obtain regulatory approval for, manufacture, market and eventually sell such product candidate. Our expenses have consisted principally of costs incurred in research and development and from general and administrative costs associated with our operations. We expect our expenses to increase and to continue to incur operating losses for the next several years as we continue our research and development efforts for Psoraxine(R) and any subsequent product candidates. Commercialization of any of our products will take a significant amount of time and successful commercialization may not occur at all. As a result, we may never become profitable.

      Psoraxine(R) may never be approved by the FDA because the results of our Phase II study failed to meet its primary study endpoint.

      We have focused our development efforts to date on conducting clinical trials for an immuno-stimulatory drug, Psoraxine(R), for the treatment of psoriasis. We recently conducted a randomized, double-blinded, placebo-controlled clinical study involving 120 patients with moderate to severe psoriasis who received six (6) intramuscular injections of Psoraxine(R). The primary endpoint of the study was a specified level of improvement of symptoms measured in accordance with the Psoriasis Area and Severity Index, or PASI, which is a measurement scale that ranks the severity of symptoms of patients suffering from psoriasis. Our initial analysis of the preliminary data showed no statistically significant improvement of those Phase II study patients who received six injections of Psoraxine(R) for a twelve weeks treatment period compared to patients taking a placebo.

      The failure of our Phase II study to meet its primary endpoint makes FDA approval of Psoraxine(R) substantially more uncertain. To continue Psoraxine(R)'s development and to obtain FDA approval to market Psoraxine(R), we must analyze the data from the Phase II study to identify why the Phase II study failed to meet its primary endpoint. We must then undertake additional Phase I or Phase II clinical trials that are adjusted to account for the cause or causes of the initial Phase II study's failure. Although we have already identified a number of possible reasons for the failure to demonstrate efficacy in the recent Phase II trial, and we have also developed a preliminary plan for new clinical studies, there can be no guarantee that we will be able to identify with certainty why our Phase II study failed to meet its primary endpoint and that we will be able to make the needed adjustments for further Phase II studies to be successful. There is also no guarantee that the FDA would approve Psoraxine(R) even if we deem additional clinical trials to be successful.

      We have devoted most of our resources to the development of Psoraxine(R) and our business is dependent on its success. In the United States, the marketing of Psoraxine(R) depends on FDA approval of the product. Analyzing the Phase II study data and conducting additional Phase II clinical trials will delay FDA approval. We may also decide to discontinue further clinical trials of Psoraxine(R), which would prevent us from obtaining FDA approval. If we are not able to obtain FDA approval for Psoraxine(R), we would be unable to sell the product.

      We may not be successful in the development and commercialization of products.

      We may not develop products that prove to be safe and effective, that meet applicable regulatory standards or that we can manufacture at reasonable costs or market successfully. Successful products will require significant development and investment, including testing, to demonstrate their safety and efficacy prior to their commercialization. We have not proven our ability to develop and commercialize products. We must conduct a substantial amount of additional research and development before any regulatory authority will approve our initial product candidate, Psoraxine(R). Our research and development and clinical trials may not confirm the safety and efficacy of our products, in which case regulatory authorities may not approve them. In addition, even if we successfully complete our research and development efforts, Psoraxine(R) may not perform in the manner we anticipate, and may not be accepted for use by the public.

      Substantial additional funds and effort will be necessary for further development and commercialization of Psoraxine(R).

      Our initial product candidate, Psoraxine(R), will require the commitment of substantial resources to move it towards commercialization. Before obtaining regulatory approvals for the commercial sale of Psoraxine(R), we must demonstrate the safety and efficacy of our product candidate through preclinical testing and clinical trials. Conducting clinical trials involves a lengthy, expensive and uncertain process. Completion of clinical trials may take several years or more. The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product. If we or the U.S. Food and Drug Administration believe that our clinical trials expose participating patients to unacceptable health risks, we may suspend such trials. We may encounter problems in our studies which will cause us or the FDA to delay or suspend the studies. Some of the factors that may delay our commencement and rate of completion of clinical trials include:

      o ineffectiveness of the study compound, or perceptions by physicians that the compound will not successfully treat a particular indication;

      o inability to manufacture sufficient quantities of compounds for use in clinical trials;

      o     failure of the FDA to approve our clinical trial protocols;

      o     slower than expected rate of patient recruitment;

      o     unforeseen safety issues; or

      o     government or regulatory delays.

      The failure of future clinical trials may harm our business, financial condition and results of operations.

      Our potential therapeutic products face a lengthy and uncertain regulatory process. If we do not obtain regulatory approval of our potential products, we will not be able to commercialize these products.

      The FDA must approve any therapeutic product before it can be marketed in the United States. Before we obtain FDA approval of a new drug application or biologics license application, the product must undergo extensive testing, including animal and human clinical trials, which can take many years and requires substantial expenditure. Data obtained from such testing may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, changes in regulatory policy for product approval during the period of product development and regulatory agency review of each submitted new drug application may cause delays or rejections. We must devote a substantial amount of time and resources in the regulatory process in order to obtain regulatory approval of our initial product candidate, Psoraxine(R).

      Because our initial product candidate, Psoraxine(R), involves the application of new technologies and may be used upon new therapeutic approaches, government regulatory authorities may subject this product to more rigorous review and may grant regulatory approvals more slowly for this product than for products using more conventional technologies. We have not received approval from the FDA to market or commercialize Psoraxine(R). The regulatory agencies of foreign governments must also approve any therapeutic product we may develop before the product can be sold in those countries. To date, although we have obtained regulatory approval for clinical testing of Psoraxine(R) in Venezuela, we have not sought, nor have we obtained, regulatory approval for the commercialization of Psoraxine(R) in Venezuela because, among other things, we do not have manufacturing facilities in that country and such facilities are required by regulatory authorities in Venezuela before granting commercial approval for a proposed drug.

      Even after investing significant time and resources, we may not obtain regulatory approval for our product. If we do not receive regulatory approval, we cannot sell the product. Even if we receive regulatory approval, this approval may place limitations on the indicated uses for which we can market the product. Further, after granting regulatory approval, regulatory authorities subject a marketed product and its manufacturer to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product, manufacturer and manufacturing facility, including withdrawal of the product from the market. In certain countries, regulatory agencies also set or approve prices.


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

      Even if product candidates emerge successfully from clinical trials, we may not be able to successfully manufacture, market and sell them.

      We have not successfully completed clinical trials of Psoraxine(R). If Psoraxine(R) emerges successfully from clinical trials and obtains regulatory approval, we will either commercialize products resulting from our proprietary programs directly or through licensing arrangements with other companies. We have no experience in manufacturing and marketing, and we currently do not have the resources or capability to manufacture, market or sell our products on a commercial scale. In order to commercialize Psoraxine(R) directly, we would need to develop or obtain through outsourcing arrangements the capability to manufacture, market and sell products. In addition, we currently do not have any agreements for the marketing or sale of any of our products and we may not be able to enter into such agreements on commercially reasonable terms, or at all.

      We license and do not own our intellectual property. Any inability to protect our proprietary technologies adequately could harm our competitive position.

      We license, and do not own, the intellectual property rights to Psoraxine(R). Dr. Jose Antonio O'Daly is the owner of the patent for Psoraxine(R). Under the terms of a license agreement and assignment of license agreement, we have the right to use any patent issued pursuant to Dr. O'Daly's patent application. We also have rights to other patents filed by Dr. O'Daly under the terms of our employment agreement with him. Our success will depend in part on our ability to obtain patents and maintain adequate protection of other intellectual property for our technologies and products in the United States and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these foreign countries.

      The patent positions of biotechnology companies, including our patent positions, involve complex legal and factual questions and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that we cover our proprietary technologies with valid and enforceable patents or we effectively maintain such proprietary technologies as trade secrets. We will apply for patents covering both our technologies and product candidates as we deem appropriate. However, we may fail to apply for patents on important technologies or products in a timely fashion, or at all, and in any event, the applications we do file may be challenged and may not result in issued patents. Any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. In addition, others may challenge or invalidate our patents, or our patents may fail to provide us with any competitive advantages. If we encounter challenges to the use or validity of any of our patents, resulting in litigation or administrative proceedings, we would incur substantial costs and the diversion of management in defending the patent. In addition, we do not control the patent prosecution of technology that we license from others. Accordingly, we cannot exercise the same degree of control over this intellectual property as we would over technology we own.


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

      We rely upon trade secrets protection for our confidential and proprietary information. We have taken measures to protect our proprietary information. These measures may not provide adequate protection for our trade secrets or other proprietary information. We seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants. Nevertheless, employees, collaborators or consultants may still disclose our proprietary information, and we may not be able to meaningfully protect our trade secrets. In addition, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our trade secrets.

      Many potential competitors, which have greater resources and experience than we do, may develop products and technologies that could make ours obsolete.

      Companies in the biotechnology industry face rapid technological change in a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Rapid technological development by others may result in our products and technologies becoming obsolete.

      We face, and will continue to face, intense competition from organizations such as large biotechnology and pharmaceutical companies, as well as academic and research institutions and government agencies. Our competitors may include Biogen, Genentech/Xoma, Amgen, Wyeth, Abbott Laboratories and Novartis. These organizations may develop technologies that provide superior alternatives to our technologies. Further, our competitors may be more effective at implementing their technologies to develop commercial products.

      Any products that we develop through our technologies will compete in multiple, highly competitive markets. Many of the organizations competing with us in the markets for such products have greater capital resources, research and development and marketing staffs, facilities and capabilities, and greater experience in obtaining regulatory approvals, product manufacturing and marketing. Accordingly, our competitors may be able to develop technologies and products more easily, which would render our technologies and products obsolete and noncompetitive.

      If we lose our key personnel or fail to attract and retain additional personnel, we may be unable to discover and develop our products.

      We depend on the services of Dr. Jose Antonio O'Daly, the Chairman of our Board of Directors and our Chief Scientific Officer, the loss of whose services would adversely impact the achievement of our objectives. We recently hired a Chief Executive Officer and Chief Financial Officer. To execute our business plan fully it is essential that we retain these executives. In addition, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to our success. Although we believe we can successfully attract and retain qualified personnel, we face intense competition for experienced scientists. Failure to attract and retain skilled personnel would prevent us from pursuing collaborations and developing our products and core technologies to the extent otherwise possible.

      Our planned activities will require additional expertise. These activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel. The inability to acquire or develop this expertise could impair the growth, if any, of our business.


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

      If we face claims in clinical trials of a drug candidate, these claims will divert our management's time and we will incur litigation costs.

      We face an inherent business risk of clinical trial liability claims in the event that the use or misuse of Psoraxine(R) results in personal injury or death. We may experience clinical trial liability claims if our drug candidates are misused or cause harm before regulatory authorities approve them for marketing. Although, we currently maintain clinical liability insurance coverage, it may not sufficiently cover any claims made against us and may not be available in the future on acceptable terms, if at all. Any claims against us, regardless of their merit, could strain our financial resources in addition to consuming the time and attention of our management. Law suits for any injuries caused by our products may result in liabilities that exceed our total assets.

Some of our existing stockholders can exert control over us and many not make decisions that further the best interests of all stockholders.

      Our officers, directors and principal stockholders (greater that 5% stockholders) together control approximately 84% of our outstanding common stock. As a result, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider. In addition, this concentration of ownership may delay or prevent a merger or acquisition resulting in a change in control of us and might affect the market price of our common stock, even when such a change in control may be in the best interest of all stockholders.

      The market price of our common stock may be highly volatile.

      The market price of our common stock has been and will likely continue to be highly volatile. From the date trading of our common stock commenced until November 3, 2005, the range of our stock price has been between $.10 and $7.15. Factors including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, government regulation, or developments or disputes relating to agreements, patents or proprietary rights may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by us, our stockholders, or the holders of warrants and options, could have an adverse effect on the price of our common stock.

      A large number of shares of our common stock may be sold in the market, which may depress the market price of our common stock.

      Sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could materially and adversely affect the market price of our common stock or our future ability to raise capital through an offering of our equity securities. We have an aggregate of 91,454,873 shares of our common stock outstanding. If all options and warrants currently outstanding to purchase shares of our common stock are exercised, there will be approximately 140,150,339 shares of common stock outstanding. Of the outstanding shares, up to 73,248,055 shares are freely tradable without restriction or further registration under the Securities Act, unless the shares are held by one of our "affiliates" as such term is defined in Rule 144 of the Securities Act. The remaining shares may be sold only pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. The sale and distribution of these shares may cause a decline in the market price of our common stock. In addition we will


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

be obligated to file a registration statement within approximately 30 days of the final closing of our private placement covering the resale of all shares included therein, as well as the shares underlying the warrants. Certain existing stockholders have the right to include their securities in such registration statement.

      Our common stock qualifies as a "penny stock" under SEC rules which may make it more difficult for our stockholders to resell their shares of our common stock.

      Our common stock trades on the OTC Bulletin Board. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because our common stock does not trade on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or one "accredited investor." This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.


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